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                                                                      EXHIBIT 21


                                 SUBSIDIARIES OF
                           FRUIT OF THE LOOM, INC.(1)



                                                            JURISDICTION OF
                                                             INCORPORATION
                                                            ---------------

Fruit of the Loom, Inc.                                     Delaware
SUBSIDIARIES OF FRUIT OF THE LOOM, INC.
 (A DELAWARE CORPORATION)
Union Underwear Company, Inc.                               New York
NWI Land Management Corporation                             Delaware
SUBSIDIARIES OF UNION UNDERWEAR COMPANY, INC.
 (A NEW YORK CORPORATION)
Aliceville Cotton Mill, Inc.                                Alabama
Apparel Outlet Stores, Inc.                                 Delaware
Artex Manufacturing Co, Inc.                                Delaware
AVX Management Co., Inc.                                    Kentucky
Brundidge Shirt Corporation                                 Alabama
The B.V.D. Licensing Corporation                            Delaware
Camp Hosiery Company, Inc.                                  Tennessee
Fayette Cotton Mill, Inc.                                   Alabama
FOL Caribbean Corporation                                   Delaware
FOL International                                           Republic of Ireland
FOL R&D, Inc.                                               New York
Fruit of the Loom Arkansas, Inc.                            Arkansas
Fruit of the Loom Canada, Inc.                              Ontario
Fruit of the Loom Caribbean, Inc.                           Delaware
Fruit of the Loom, Inc.                                     New York
Fruit of the Loom Texas, Inc.                               Texas

FTL Receivables Company                                     Delaware
FTL Sales Company, Inc.                                     New York
FTL Systems, Inc.                                           Tennessee
Gitano Fashions Limited                                     Delaware
Greenville Manufacturing, Inc.                              Mississippi
Leesburg Holding Company, Inc.                              North Carolina
Leesburg Knitting Mills, Inc.                               Alabama
Martin Mills, Inc.                                          Louisiana
Panola Mills, Inc.                                          Mississippi
Pro Player, Inc.                                            New York
Rabun Apparel, Inc.                                         Georgia
Salem Sportswear Corporation                                Delaware
Sherman Warehouse Corporation                               Mississippi
Superior Underwear Mill, Inc.                               New York
Superior Underwear Mills, Inc.                              Pennsylvania
Union Sales, Inc.                                           Delaware
Union Yarn Mills, Inc.                                      Alabama
Whitmire Manufacturing, Inc.                                South Carolina
Winfield Cotton Mill, Inc.                                  Alabama
Woodville Apparel Corporation                               Mississippi
SUBSIDIARIES OF ARTEX MANUFACTURING CO., INC.
 (A DELAWARE CORPORATION)
FTL Investments, Inc.                                       Delaware


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                                                            JURISDICTION OF
                                                             INCORPORATION
                                                            ---------------

SUBSIDIARIES OF FOL CARIBBEAN
  (A DELAWARE CORPORATION) FOL Holding, Ltd.                Cayman Islands
FTL Finance Ltd.                                            Cayman Islands
SUBSIDIARIES OF FOL HOLDING, LTD.
  (A CAYMAN ISLANDS CORPORATION)
FTL Sourcing Ltd.                                           Cayman Islands
SUBSIDIARIES OF FOL INTERNATIONAL
  (A REPUBLIC OF IRELAND CORPORATION)
FOL International GmbH                                      Germany
FOL Ireland Limited                                         Republic of Ireland
Fruit of the Loom AG                                        Switzerland
Fruit of the Loom Benelux, S.A.                             Belgium
Fruit of the Loom France, S.a.r.l.                          France
Fruit of the Loom Investments, Ltd.                         United Kingdom
Fruit of the Loom Maroc SARL                                Morocco
Fruit of the Loom Nordic AB                                 Sweden
Fruit of the Loom Spain, S.A.                               Spain
FTL Licensing, B.V.                                         Netherlands
Fruit of the Loom Italy, S.R.L.                             Italy
Fruit of the Loom GmbH                                      Germany
SUBSIDIARIES OF FOL IRELAND LIMITED
  (A REPUBLIC OF IRELAND CORPORATION)
Fruit of the Loom International Limited                     Republic of Ireland
Fruit of the Loom Distribution Limited                      Republic of Ireland
SUBSIDIARIES OF FRUIT OF THE LOOM INVESTMENTS, LTD.
  (A UNITED KINGDOM CORPORATION)
Fruit of the Loom, Limited                                  United Kingdom
Fruit of the Loom Management Co., Ltd.                      United Kingdom
Fruit of the Loom Manufacturing Co., Ltd.                   Northern Ireland
SUBSIDIARIES OF FRUIT OF THE LOOM INTERNATIONAL
  LIMITED
  (A REPUBLIC OF IRELAND CORPORATION)
Protean                                                     Republic of Ireland

SUBSIDIARIES OF FTL SALES COMPANY, INC.
  (A NEW YORK CORPORATION)
FTL Regional Sales Company, Inc.                            Delaware
SUBSIDIARIES OF GITANO FASHIONS LIMITED
  (A DELAWARE CORPORATION)
Dutton II Trading Limited                                   Hong Kong
Noel of Jamaica Limited                                     Jamaica
SUBSIDIARIES OF DUTTON II TRADING LIMITED
  (A HONG KONG CORPORATION)
P.S. Garment Limited                                        Hong Kong
SUBSIDIARIES OF LEESBURG HOLDING COMPANY, INC.
  (A NORTH CAROLINA CORPORATION)
Leesburg Yarn Mills, Inc.                                   Alabama
SUBSIDIARIES OF  SALEM SPORTSWEAR CORPORATION
  (A DELAWARE CORPORATION)
All-Star Manufacturing, Inc.                                Alabama
Rienzi Manufacturing, Inc.                                  Mississippi
Rogersville Apparel, Inc.                                   Alabama
Salem Screen South, Inc.                                    Alabama
Salem Sportswear, Inc.                                      New Hampshire





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                                                            JURISDICTION OF
                                                             INCORPORATION
                                                            ---------------
SUBSIDIARIES OF UNION SALES, INC.
  (A DELAWARE CORPORATION)
  Fruit of the Loom Trading Company                         Delaware
SUBSIDIARIES OF FRUIT OF THE LOOM TRADING COMPANY
  (A DELAWARE CORPORATION)
Controladora Fruit of the Loom, S.A. de C.V.                Mexico
SUBSIDIARIES OF CONTROLADORA FRUIT OF THE LOOM,
  S.A. DE C.V. (A MEXICAN CORPORATION)
Distribuidora FTL, S.A. de C.V.                             Mexico
Distribuidora Fruit of the Loom, S.A. de C.V.               Mexico
Fruit of the Loom De Mexico, S.A. de C.V.                   Mexico
Edificadora de Valle Hermosa, S.A. de C.V.                  Mexico
SUBSIDIARIES OF UNION YARN MILLS, INC.
  (A ALABAMA CORPORATION)
DeKalb Knitting Corporation                                 Alabama

(1) Excludes some subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" at January 1, 2000.









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